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                                                                      Exhibit 2

                             JOINT FILING AGREEMENT

         In accordance with Rule 13d-1(f), promulgated under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a Statement on Schedule 13D (including amendments thereto) with respect to the Common Stock of Portacom Wireless, Inc., and further agree that this Joint Filing Statement be included as an Exhibit to such joint filing.

         In evidence thereof the undersigned, being duly authorized, hereby execute this Agreement this 28th day of February 1998.


                                       WILL'S WEI CORPORATION

                                       By: /s/ Michael P. Marcus
                                           ------------------------
                                           Name:  Michael P. Marcus
                                           Title: President

                                       CANMARC TRADING COMPANY

                                       By: /s/ Michael P. Marcus
                                           ------------------------
                                           Name:  Michael P. Marcus
                                           Title: Controlling Partner

                                            /s/ Michael P. Marcus
                                           ------------------------
                                            Michael P. Marcus

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